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                                                                    Exhibit 10.3

                                      LEASE

     THIS LEASE is made and entered into on September 1, 1999 by and between GORDON A. CAMPBELL and MARIA LIGETI, Trustees of the Revocable Living Trust dated March 23, 1987, and HILLVIEW MANAGEMENT, INC., a California corporation, as tenants-in-common doing business under the fictitious business name "Techfarm Plaza" ("Landlord"), and IMPAC MEDICAL SYSTEMS AND SUBSIDIARY, a California Corporation, ("Tenant").

     Landlord, for and in consideration of the rent to be paid by Tenant and of the covenants and provisions to be kept and performed by Tenant under this Lease, hereby Leases to Tenant, and Tenant agrees to Lease from Landlord, that certain space which is expected to consist of thirty-five thousand two hundred eighty four (35,284) gross rentable square feet and is outlined in red on the plat map attached as Exhibit A to this Lease, which space (the "Premises") is to be located on the first and second floor(s) of the building (the "Building," which is to be known as "Techfarm Plaza, Building No. 2") being constructed on real property known as 100 West Evelyn Avenue, Mountain View, California (the "Property") and further described in the attached Exhibit "A".

                            ARTICLE 1. TERM OF LEASE

     Section 1.0l. Original Term. This Lease shall be for a term of seven years
                   -------------
(the "Original Term") commencing at 12:Ol A.M. on the later of December 1, 1999 (the "Target Completion Date") or the date of Substantial Completion of the Premises ("Commencement Date"), and ending at 12:Ol A.M. on the day prior to the eighth anniversary of the Commencement Date (the "Termination Date"), unless terminated earlier pursuant to the provisions of this Lease.

     Section 1.02. Extended Term. In the event Tenant is not then in default
                   -------------
under this Lease beyond any applicable cure period, Tenant shall have the option and right to extend the Original Term of this Lease for one period of five years commencing on expiration of the Original Term (the "Extended Term"). This option shall also include any and all expansion space Tenant may have acquired during the Original Term. If Tenant elects to extend the term of this Lease, Tenant must give Landlord written notice of Tenant's election to extend at least one hundred-eighty (180) days before expiration of the Original Term. During the Extended Term of this Lease, if any, Landlord and Tenant shall be bound by all of the obligations, covenants, and agreements of this Lease except that Tenant shall have no right to further extend the term of this Lease beyond or after expiration of the one five-year period granted under this section. References throughout this Lease to "the term of this Lease" shall include both the Original Term and the Extended Term, if any, unless otherwise indicated.

     Section 1.03. Riqht of First Refusal. Tenant shall have a Right of First
                   ----------------------
Refusal to Lease any space which comes available in the Building commonly known as 200

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West Evelyn Ave. that Tenant should desire. Such Right of First Refusal shall be at the same Rental Rate as that in effect for the original Lease Agreement, including annual increases, and such new Lease shall terminate concurrent with the Original and/or Extended Lease Term, if applicable. In this regard, Landlord shall be required to give Tenant at least Thirty Days (30) notice in writing of any space that becomes available at 200 West Evelyn Avenue. Thereafter, if Tenant elects to exercise its Right of First Refusal, Tenant must give Landlord written notice of Tenant's election to exercise said Right of First Refusal as to said space within thirty days (30) of receipt of Landlord's written notification of said space availability.

     Should Tenant exercise its Right of First Refusal to lease any space which becomes available in the Building commonly known as 200 West Evelyn Avenue, then, Tenant shall also be entitled to a Tenant Allowance for Tenant Improvements equal to $28.00 per net square foot rented by Tenant in the new Building as specified in this Lease under paragraph 1.07. In addition, all other terms and conditions set forth with respect to the construction by Landlord of Tenant's Premises as specified in Section 1.07 shall apply with the exception of Landlord's obligation to pay any additional costs necessary should Tenant desire an upgraded HVAC System as is specified in Section 1.07(d).

     Section 1.04. Holding Over. In the event Tenant holds over and continues in
                   ------------
possession of the Premises after expiration of the Original Term (when Tenant has not validly exercised its option to extend the term of the Lease in accordance with Section 1.02) or after expiration of the Extended Term (when Tenant has validly exercised its option to extend the term of the Lease in accordance with Section 1.02) Tenant's continued occupancy of the Premises shall be considered a month-to-month tenancy subject to all the terms and conditions of this Lease.

     Section 1.05. Landlord's Inability to Deliver Possession. If for any reason
                   ------------------------------------------
the Buiiding is not completed and ready for occupancy by Tenant, as provided hereinafter, on the Target Completion Date set forth in Section 1.0l of this Lease, except as described in Section 1.05 below, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting from failure to deliver possession to Tenant so long as Landlord has exercised, and continues to exercise, reasonable diligence to deliver possession of the Premises to Tenant. No rent shall, however, accrue or become due from Tenant to Landlord under this Lease until substantial completion of the Building as defined in Section 1.07(f) below.

     Section 1.06. Termination for Failure of Possession. Notwithstanding any
                   -------------------------------------
provision of Section 1.05 of this Lease, but subject to the provisions of
Section 1.07, if for any reason the Building is not completed and ready for occupancy by February 1, 2000, Tenant may terminate this Lease by giving Landlord written notice of its election to do so. In the event Tenant elects to so terminate this Lease, this Lease shall become null and void as of the date Tenant delivers its written notice of termination to

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Landlord, and thereafter neither party to this Lease shall be under any further obligation or liability to the other because of this Lease and Landlord shall return to Tenant any consideration received from Tenant pursuant to or for execution of this Lease. If Tenant elects to terminate this Lease in accordance with the provisions of this section, it shall give written notice of its election to terminate to Landlord on or before March 1, 2000.

     Section 1.07 Construction by Landlord. Landlord shall complete construction
                  ------------------------
of the Building in good and workmanlike manner and in compliance with all applicable laws (at Landlord's cost, except as provided in subsection (d) hereinbelow). Upon completion of construction, the Premises will be suitable, in all material respects, for Tenant's use as administrative offices, sales, research and development, shipping and receiving and all other legal related uses, and that the Building will not present a health hazard to occupants or guests and that the Building will be in compliance in all material respects with all laws, regulations, rules, ordinances, and court decrees affecting ownership and operation of the Building.

     (a) Preliminary Plans. The parties have agreed on preliminary plans and
         -----------------
specifications and preliminary cost estimates for the construction of certain improvements to the Premises (the Tenant Improvements") on. Copies of these documents are attached as Exhibit B to this Lease.

     (b) Final Plans. Within fifteen (15) days after the mutual execution of
         -----------
this Lease, Landlord shall cause final plans and specifications (including working drawings) and final cost estimates for the Tenant Improvements once approved by Tenant and all required governmental agencies, (the "Final Plans") to be prepared, at Landlord's sole expense, and delivered to Tenant. The Final Plans shall be based on the preliminary plans and, specifications and preliminary cost estimates previously approved by the parties and once approved in writing by Tenant, shall be deemed to be a part of this Lease and shall be attached hereto as Exhibit C.

     (c) Approval By Governmental Agencies. Landlord shall be responsible for
         ---------------------------------
obtaining approval for the Final Plans from all necessary government agencies at its sole cost. The parties agree that they shall be bound by any change in the Final Plans ordered as a condition of government approval. In this regard, Landlord shall deliver the Premises to Tenant in accordance with all local and state codes and ordinances and shall comply with Americans With Disabilities Act ("ADA') requirements as well.

     (d) Cost Overruns. It is expressly understood and agreed by the parties
         -------------
that Landlord shall not be required to provide or pay for any construction of Tenant Improvements in addition to that set forth in the Final Plans, and that Tenant shall not substantially delay or impede the construction by making changes or alterations in the Final Plans. Any changes requested by Tenant in the Final Plans must be approved by Landlord and any and all such changes or alterations shall be paid for solely by Tenant. Any additional time for construction required by Tenant's changes in the Final Plans shall be

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added to the time permitted for Landlord's completion of the Building. Anything in this Lease to the contrary notwithstanding, Tenant shall be entitled to a total allowance for the Tenant Improvements of twenty-eight dollars ($28.00) per gross rentable square foot included in the Premises, based on a net square footage of twenty nine thousand seven hundred and seventy one (29,771) square feet for a total Tenant Improvement Allowance of Eight hundred Thirty Three Thousand Five Hundred Eighty Eight ($833,588.00). Currently, Tenant's estimate for the initial cost breakdown for Tenant buildout is Seven Hundred Fifty Four Thousand Seven Hundred Dollars and Eighty Four Cents ($754,700.84) or approximately Twenty Five Dollars and Thirty Five Cents ($25.35) per square foot. The balance of the Tenant Improvement allowance of Seventy Eight Thousand Eight Hundred Eighty Seven Dollars and Sixteen Cents ($78,887.16) or approximately Two Dollars and Sixty Five Cents ($2.65) per rentable square foot shall be allocated for the upgraded HVAC System. In this regard, and only with respect to the HVAC System, Landlord shall be responsible for any and all additional costs necessary to complete the HVAC System in accordance with the plans and specifications agreed upon by the parties attached hereto as Exhibit "B".

     The Landlord shall be entitled to use the full Seventy Eight Thousand Eight Hundred Eighty Seven Dollars and Sixteen Cents ($78,887.16) for the HVAC System and, as set forth above, Tenant shall pay for the cost of Tenant Improvements to the extent that such costs exceeds the allowance for their space Twenty Five Dollars and Thirty Five Cents ($25.35) per square foot, which excess cost shall be paid within thirty (30) days following presentation by Landlord of an invoice setting forth the calculation thereof.

     (e) Corrective Work. When construction of the Building is Substantially
         ---------------
Complete, Landlord shall notify Tenant in writing. Within ten (10) days after the date of Landlord's written notice, Tenant shall inspect the Premises and shall prepare a "punchlist" of all items Tenant considers either defective or not completed. Within thirty (30) days after Tenant delivers the punchlist to Landlord, Landlord shall cause all corrective work identified on the punchlist to be performed that, in the opinion of Landlord's architect, is necessary to bring the construction in substantial conformance with the Final Plans. If Tenant fails to deliver a punchlist to Landlord within the time period required by this section, Tenant shall be deemed to have inspected the Premises and accepted the Premises in the condition when inspected by Tenant, except for latent defects not ascertainable by inspection, for which Landlord shall continue to be responsible throughout the term of this Lease.

     (f) Substantial Completion Definition. The Premises shall be deemed
         ---------------------------------
completed and ready for occupancy by Tenant ("Substantial Completion") or "Substantially Complete" as the context requires when the Tenant Improvements are complete and a final Certificate of Occupancy for the Building has been issued by the City of Mountain View, California, and Landlord has given Tenant written notice of the issuance of such a certificate.

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     (g) Limited Landlord Warranty. Landlord, at its sole cost and expense,
         -------------------------
shall warrant to the best of its knowledge that all building systems, once completed, are in good working condition, including, but not limited to, HVAC, electrical, roof and plumbing systems for six months following the Commencement Date and that the Premises are free of any defects and code violations. Thus, notwithstanding anything to the contrary contained herein, Landlord agrees to cause to be repaired and to indemnify and hold Tenant harmless from the cost of any corrective work necessary to enforce the provisions of this warranty during said six month term.

     (h) Landlord and Tenant agree that Tenant shall be entitled to review a detailed breakdown of the Network Infrastructure and Tenant shall have the right to substitute any equipment which Tenant already owns as set forth in the breakdown. Because Tenant's needs are met by having a Tl connection rather than a T3 connection, Tenant may require Landlord to have a Tl connection and in this regard, will assume any and all additional cost of the Tl connection itself.

     (i) Tenant's Proportionate Share. Because Tenant is currently leasing one
         ----------------------------
Building of the two situate on the parcel of real property, for the purposes of this Lease, Tenants Proportionate Share of any and all additional rentals due hereunder shall be considered fifty percent (50%). Notwithstanding that, should Tenant exercise its Right of First Refusal during the term hereof or any other term to rent additional space as provided under Section 1.03 above, then, Tenant shall be required to pay additional rents in addition to the fifty percent (50%) Proportionate Share herein stated based on the proportion of space that Tenant leases in the additional Building. Thus, by way of example, if Tenant exercises the Right of First Refusal to lease what amounts to twenty-five percent (25%) of the Building commonly known as 200 West Evelyn Avenue, then, in addition to Tenant paying fifty percent (50%) of the additional rents as herein specified, he shall also pay an additional rents equal to twelve and one half percent (12-l/2%) of the increases in Base Operating Expenses and Real Property Taxes applicable to the space pursuant to the Right of First Refusal, (i.e. twenty-five percent (25%) of fifty percent (50%) of the Building equals twelve and one half percent (12-l/2%).

     (j) Signage/Graphics. Tenant, subject to the approval of any and all
         ----------------
governmental agencies including but not limited to the City of Mountain View and the approval of Landlord (which approval shall not be unreasonably withheld or delayed), shall have the right to display its corporate name and logo on the building and at other locations surrounding the Premises.

                        ARTICLE 2. RENT; SECURITY DEPOSIT

     Section 2.01.

     (a) Base Rent. Tenant agrees to pay to Landlord a monthly base rental for
         ---------
the use and occupancy of the Premises (the "Base Rent") without setoff or deduction on

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the Commencement Date and thereafter on the first day of each and every month, at the office of Landlord at 200 Evelyn Avenue, Mountain View, California, or at any other place or places as Landlord may from time to time designate by written notice delivered to Tenant. Base Rent for partial calendar months occurring at the commencement and termination of the term of this Lease shall be prorated accordingly.

     (b) Base Rent During Year One Of Original Term. The Base Rent payable for
         ------------------------------------------
the first year of the Original Term shall be calculated by multiplying the dollar amount set forth in the following table by the square footage indicated:.

      Months   Square Footage  Base Rent Per Square Foot     Total Rent
      ------   --------------  -------------------------     ----------

      01-04    25,000          $3.35 Full Service            $ 83,750.00

      05-06    30,000          $3.35 Full Service            $100,500.00

      07-12    35,284          $3.35 Full Service            $118,201.40

     (c) Base Rent For Remainder of Term. Beginning in the thirteenth (13) month
         -------------------------------
of the Lease, i.e. the Second Year Term and continuing on every one year anniversary thereafter, the Rental Rate based on Thirty Five Thousand Two Hundred and Eighty Four Square Feet times $3.35 (i.e. One Hundred Eighteen Thousand Two Hundred and One Dollars and Forty Cents ($118,201.40) shall be increased by ten cents per square foot. Thus, beginning in the thirteenth month of the Lease, the Rental Rate shall be $3.45 full service for the Thirty Five Thousand Two Hundred and Eighty Four Square Feet of the Premises and thereafter, shall increase by ten cents per square foot on the anniversary of the thirteenth month, each and every one year anniversary thereafter.

     (d) Base Rent During Extended Term. The Base Rent per gross rentable square
         ------------------------------
foot to be paid by Tenant during the first year of the Extended Term shall be the greater of (i) the rent immediately in effect during the last year of the Original Term or (ii) ninety-five percent (95%) of the "fair rental value" as defined hereinbelow, of the Premises. Within thirty (30) days following receipt of Tenant's election to extend the term of this Lease, Landlord shall advise Tenant in writing of Landlord's estimate of such fair rental value. If Tenant objects in writing to such estimate within fifteen (15) days after the receipt thereof from Landlord, the fair rental value of the Premises shall be determined as provided in this subsection. In such case, at least sixty (60) days before expiration of the Original Term, Landlord and Tenant shall each designate an appraiser who is a member of the American Institute of Real Estate Appraisers. If the two selected appraisers cannot agree, within 30 days of their appointment on the fair rental value, then, within forty (40) days after selection of the last of the two appraisers, the two appraisers chosen shall select a third appraiser. If a third appraiser is not selected within the time allotted, a third appraiser shall be selected by the American Arbitration Association, the cost of which shall be shared equally by Landlord and Tenant. All

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appraisal costs shall be shared equally by Landlord and Tenant.

         For purposes hereof, "fair rental value" shall mean the effective base rental rates (including periodic adjustments to such base rental rates) then being received for premises of similar size and quality to the Premises, located in similar locations in the Mountain View area which are similar in size and quality to the Building, leased for terms of approximately five years, and otherwise subject to leases containing substantially similar terms as those contained in this Lease. Notwithstanding the foregoing, "fair rental value" shall not include any rental value attributable to improvements, alterations, fixtures, equipment, and personal property installed in the Premises at Tenant's expense.

         The fair rental value of the Premises shall be appraised according to their use at the time of appraisal. The appraised value of the Premises for purposes of calculating the rent adjustment provided for under this section shall be the value agreed upon by the two appraisers, and, in the absence of such agreement, the third appraiser appointed shall choose one of the two appraisers determination of fair rental value which most closely approximates the third appraiser's own determination of the fair rental value as defined herein. The third appraiser shall have no right to propose a middle ground or any modification of either of the two proposed appraisals. Alternatively, if Landlord and Tenant agree that the appraisal shall be conducted by one appraiser selected jointly, the fair rental value determined by that appraiser shall be controlling.

         Section 2.02 Base Year For Purposes of Determining Additional Rents. In
                      ------------------------------------------------------
addition to the Rent Specified in Section 2.01 of this Lease, Tenant agrees to pay to Landlord as additional rental, the sums set forth in Section 2.03 through
2.04 inclusive. For the purposes of determining the additional rents, the Base Year as used in those sections shall be defined to mean a full one year period following the date of occupancy of Tenant of the Premises and complete construction of same. Thus, in order to determine the Real Property Taxes and Assessments attributable to the Premises during the Base Year as well as determine the Base Operating Expenses, the Building shall have been completed for a full one year term so that all Real Property Taxes, Assessments, and Supplemental Assessments attributable to construction can be determined (which, Year One taxes, etc. shall be borne exclusively by Landlord under the terms of this Lease) and so that, the Operating Expenses attributable to the Base Year to be incurred by Landlord (which under this Lease are Landlord's sole responsibility) can be determined.

         Section 2.03. Additional Rent for Increase In Taxes. In addition to the
                       -------------------------------------
 rent specified in Section 2.01 of this Lease, Tenant agrees to pay to Landlord as additional rent for the use and occupancy of the Premises for each year after the end of the Base Year, Tenant's Proportionate Share as defined in
 Section 1.07 (i) of the amount that is required to reimburse Landlord for any and all increases in Real Property Taxes,

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(including general and special assessments) levied against the entire parcel of real property on which the Building is situate and supplemental assessments strictly assessed due to construction of the Building following, the initial assessment for such construction after the First Year. Thus, while Landlord shall pay for all taxes applicable to the subject Building and real property during Year One of this Lease, Tenant shall be responsible for any increases to such taxes assessed, in accordance with the proportion of space that Tenant is leasing from Landlord at that time. If supplemental assessments attributable to construction can be attributed strictly to the Building which Tenant occupies, then, such increases shall be borne exclusively by Tenant. In the event that increases in supplemental assessments applicable to construction on the Building are levied against the entirety of the Property, then, Tenant shall be responsible for increases in accordance with its proportionate share of occupancy at that time. The additional rents shall be estimated following the Base Year and shall be payable in two equal installments on April 1/st/ and November 1/st/ of the second year and each year thereafter and:

         (a) Shall be computed on the basis that each tax year commences on August 1 of one calendar year and ends on July 31 of the following calendar year.

         (b) For purposes of this section, all taxes and assessments levied or assessed against the Building and the Property during the first and last years of the term of this Lease shall be prorated as of 12:Ol A.M. Pacific time on the dates of commencement and expiration, respectively, of the term of this Lease.

         Section 2.04. Additional Rent for Increase In Operating Expenses.
                       --------------------------------------------------

         (a) Additional Rent For Operating Expenses. In addition to the rent
             --------------------------------------
 specified in Section 2.01. of this Lease, Tenant agrees to pay to Landlord as additional rent for the use and occupancy of the Premises for each year after the end of the First Lease Year an amount equal to Tenant's Proportionate Share (as defined in Section 1.07 (i)) of any increase in Operating Expenses incurred by Landlord for that year over the Operating Expenses incurred by Landlord for the Base Year in which this Lease is made. Thus, commencing with year 3 of this Lease, the amount of the increase for the preceding calendar year (i.e. Lease year two and each year thereafter) shall be specified in a notice given to Tenant by Landlord ("Landlord's Statement") on or before March 1 of each such year and shall be payable by Tenant to Landlord at the place where the Base Rent is then payable within thirty (30) days following delivery of such notice. In no event, however, shall Tenant's share of increases in Operating Expenses exceed an amount equal to (10%) above the immediately preceding year.

         (b) Definition of Operating Expenses. For the purposes of this Section
             --------------------------------
 2.04 the term "Operating Expenses" shall mean all reasonable and customary expenses incurred by Landlord for the administration, operation, and maintenance of the Building, including but not limited to (1) personal property taxes; (2) the costs of all utilities and other services required, by this Lease or otherwise, to be furnished by Landlord to the

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Building; (3) insurance premiums on insurance policies insuring the Building excluding earthquake premiums unless available at commercially reasonable rates;
(4) the costs of janitorial services for the Building; and (5) labor and other costs incurred in managing the Building and maintaining its elevators, hallways, exterior walls, roof, and other parts, facilities, and appurtenances. "Operating Expenses" also shall mean the costs of any capital improvements made to the Building by Landlord (i) to the extent they reduce other operating expenses during the term of this Lease, (ii) are required for the health and safety of Building occupants, or (iii) are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, this cost to be amortized over the useful life of the capital improvement, together with interest on the unamortized balance at the rate of ten percent (10%) per annum.

         "Operating Expenses" shall not include the following:

         1. Real Property taxes;

         2. Depreciation other than depreciation on exterior window draperies, if any, provided by Landlord, and carpeting in multitenant floor public corridors and common areas;

         3. The cost of Tenant improvements;

         4. Costs incurred in connection with the repair of damage to the Building to the extent Landlord is reimbursed by insurance proceeds;

         5. Leasing commissions, attorneys' fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants or users, or in connection, with leasing, renovating, or improving space for tenants or other users or occupants or prospective tenants of the Premises.

         6. The cost of any service sold to any tenant (including Tenant) or other occupant or user for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant or occupant or user.

         7. Expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided another tenant or occupant or user of the Premises.

         8. Costs incurred due to Landlord's violation of any terms or conditions of this Lease or any other lease relating to the Building.

         9. Overhead profit increments paid to Landlord's subsidiaries or affiliates for management or other services on or to the Premises, or supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis.

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          10.   All interest, loan fees, and other carrying costs related to any mortgage or deed of trust or related to any capital item, and all rental and other payable due under any ground or underlying lease of the Premises, or any lease for any equipment ordinarily considered to be of a capital nature.

          11. Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord.

          12. Costs of repairs and other work occasioned by fire, windstorm, or other casualty of an insurable nature.

          13. Any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease of the Premises, or due to Landlord's negligence or willful misconduct.

          14. Management costs to the extent they exceed management costs charged for similar facilities in the area and in any event, to the extent they exceed 3% of all other Operating Expenses.

          15. Costs for sculpture, paintings, or other objects of art (and insurance thereon or extraordinary security in connection therewith).

          16. Wages, salaries, or other compensation paid to any executive employees above the grade of building manager.

          17. The cost of correcting any construction defects, building code or other violations which were in effect prior to the Commencement Date of this Lease.

          18. The cost of containing, removing, or otherwise remediating any contamination of the Premises (including the underlying land and ground water) by any toxic or Hazardous Substances where such contamination was not caused by Tenant.

          19. Any other expense that under generally accepted accounting principles and practice consistently applied would not be considered a normal maintenance or operating expense.

          20.   The original costs of constructing the Building.

          21.   Structural repairs and replacements.

          22. Costs to correct original or latent defects in the design, construction or equipment of the Building.

          (c) Tenant's Right to Audit. Within 90 days after receipt of
              -----------------------
Landlord's Statement, Tenant shall have the right to audit at Landlord's local offices, at Tenant's expense, Landlord's accounts and records relating to Operating Expenses. Such audit shall be conducted by a certified public accountant approved by Landlord, which approval shall not be unreasonably withheld. If such audit reveals that Landlord has overcharged Tenant and Tenant has paid said sum to Landlord, the amount

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overcharged shall be repaid to Tenant within 30 days after the audit is concluded, together with interest thereon at the rate of 10% per annum, from the date the payment was made by Tenant until payment of the overcharge is made to Tenant. In addition, if the Statement exceeds the actual Operating Expenses which should have been charged to Tenant by more than 5%, the cost of the audit shall be paid by Landlord.

          Section 2.05. Security Deposit. Tenant shall deposit with Landlord
                        ----------------
upon execution hereof, as security for Tenant's faithful upon execution hereof, as security for Tenant's faithful performance of Tenant's obligations under this Lease, a Security Deposit of One Hundred Eighteen Thousand Two Hundred and One Dollar and Forty Cents ($118,201.40), which shall be paid to Landlord upon Lease Commencement, together with the first months rent of Eighty Three Thousand Seven Hundred and Fifty Dollars ($83,750.00) payable hereunder. If Tenant fails to pay Base Rent or other rent or charges due hereunder, or otherwise defaults beyond any applicable cure period under this Lease, Landlord may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorneys' fees) which landlord may suffer or incur by reason thereof. If Landlord uses or applies all or any portion of said Security Deposit, Tenant shall within ten (10) days after written request therefor deposit moneys with Landlord sufficient to restore said Security Deposit to the full amount required by this Lease. Any time the Base Rent increases during the term of this Lease, Tenant shall, upon written request from Landlord, deposit additional moneys with Landlord sufficient to maintain the same ratio between the Security Deposit and the Base Rent as existed theretofore. Landlord shall, at the expiration or earlier termination of the term hereof and after Tenant has vacated the Premises, promptly return to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest herein) that portion of the Security Deposit not used or applied by Landlord. Unless otherwise expressly agreed in writing by Landlord, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Tenant under this Lease.

                           ARTICLE 3. USE OF PREMISES

          Section 3.01. Permitted Use. During the term of this Lease (including
                        -------------
the Original Term and the Extended Term, if any), the Premises shall be used for administrative office, sales, research and development, shipping and receiving purposes and all uses normally incident to those purposes, and for no other purpose, without Landlord prior written consent, which shall not be unreasonably withheld or delayed.

          Section 3.02. Insurance Hazards. Tenant shall not commit or permit the
                        -----------------
commission of any acts on the Premises nor use or permit the use of the Premises in any manner that will increase the existing rates for or cause the cancellation of any fire, liability, or other insurance policy insuring the Premises or the improvements on the Premises. Tenant shall, at its own cost and expense, comply with any and all requirements of Landlord's insurance carriers necessary for the continued maintenance at reasonable rates of fire and liability insurance policies on the Premises and the improvements on the Premises.

          Section 3.03. Waste or Nuisance. Tenant shall not commit or permit the
                        -----------------
commission by others of any waste on the Premises; Tenant shall not maintain, commit, or permit the maintenance or commission of any nuisance as defined in Civil Code Section 3479 on the Premises; and Tenant shall not use or permit the use of the Premises for any unlawful purpose. Tenant shall not use or permit the use of the Premises in any way that obstructs or interferes with the rights of other tenants or occupants of the Building or injures or annoys them.

          Section 3.04. Compliance With Laws. Tenant shall at Tenant's own cost
                        --------------------
and expense comply with all statutes, ordinances, regulations, and requirements of all governmental entities, both federal and state and county or municipal, relating to Tenant's use and occupancy of the Premises, whether those statutes, ordinances, regulations, and requirements are now in force or are subsequently enacted. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Tenant shall not be responsible for compliance with any laws, codes, ordinances or other governmental directives where such compliance is not related specifically to Tenant's use and occupancy of the Premises. For example (but not in limitation of the foregoing) if any governmental authority should require any portion of the Premises to be structurally strengthened against earthquake, or should require the removal of Hazardous Substances from the Premises which were not introduced into the Premises by Tenant and such measures are imposed as a general requirement applicable to all tenants rather than as a condition to Tenant's specific use or occupancy of the Premises, such work shall be performed by and at the sole cost of Landlord. The judgment of any court of competent jurisdiction, or the admission by Tenant in a proceeding brought against Tenant by any government entity, that Tenant has violated any such statute, ordinance, regulation, or requirement shall be conclusive as between Landlord and Tenant and shall constitute grounds for termination of this Lease by Landlord.

          Section 3.05. Hazardous Substances.
                        --------------------

           (a) Definition. The term "Hazardous Substance" as used in this Lease
               ----------
shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to, the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Tenant shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all applicable law. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filled with, any governmental authority. Reportable Use shall also include Tenant's being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any applicable law requires that a notice be given to person entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but in compliance with all applicable law, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of Tenant's business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under
Section 2.04 hereof.

           (b) Soil Condition of Property. Prior to Lease execution, Tenant and
               -------------------------
Landlord agree that (i) Tenant may review all existing environmental information relating to the property on which the Premises are located and (ii) either party may conduct any other environmental studies which may be desired at either parties request (at the expense of the requesting party).

           (c) Notice of Contamination. If either party knows, or has reasonable
               -----------------------
cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to by Landlord, either party shall immediately give written notice of such fact to the other party. Tenant shall also immediately give Landlord a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises, including but not limited to all such documents as may be involved in any Reportable Uses involving the Premises.

     (d) Tenant's Indemnification. Tenant shall indemnify, protect, defend and
         ------------------------
hold Landlord, its agents, employees, lenders and ground Landlord, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and reasonable attorneys' and reasonable consultants' fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Tenant or under Tenant's direction or control. Tenant's obligations under this Section
3.05 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created by Tenant or suffered by Tenant, and the cost of investigation (including consultant's fees, attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Landlord in writing at the time of such agreement.

     (e) Landlord's Indemnification. Landlord shall indemnify, protect, defend
         --------------------------
and hold Tenant, its agents, employees, sub-tenants and assignees, if any, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and reasonable attorneys' and reasonable consultant fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Landlord or under Landlord's direction and control and/or arising out of any condition of the property pre-existing the Lease. Landlord's obligations to indemnify Tenant under this
Section 3.05 shall include, but not be limited to, indemnification for the effects of any contamination, or injury to person, property or the environment, created by Landlord, or suffered by Landlord, and the cost of investigation (including consultant fees, attorneys' fees, and testing), removal, remediation, restoration, and/or abatement thereof or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Landlord from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Tenant in writing at the time, of such agreement.

     Section 3.06. Common Areas.
                   ------------

     (a) Availability. Landlord shall make available at all times during the
         ------------
term of this Lease in any portion of the Building that Landlord from time to time designates or relocates, automobile parking (without any additional cost) and common areas (jointly referred to as "common areas," as that term is defined below) as Landlord shall from time to time deem appropriate, but in no event shall the parking be less than required by the applicable governing agency, whichever is greater. Tenant shall have the nonexclusive right during the term of this Lease to use the common areas for itself, its employees, agents, customers, clients, invitees, and licensees.

           (b) Definition. The term "common areas" means the portions of the
               ----------
Building that, at the time in question, have been designated and improved for common use by or for the benefit of more than one tenant of the Building, including the parking areas; access and perimeter roads; landscaped areas; exterior walks, roofs, stairways, elevators, escalators and/or ramps; interior corridors, elevators, stairs, and balconies; directory equipment; the main entry lobby; restrooms; and drinking fountains. Landlord reserves the right to redesignate a common area for a noncommon use or to designate as a common area a portion of the Building not previously designated a common area.

           (c) Control By Landlord. All common areas shall be subject to the
               -------------------
exclusive control and management of Landlord or any other persons or nominees that Landlord may have delegated or assigned to exercise management or control, in whole or in part, in Landlord's place and stead. Landlord shall have the right to close, if necessary, all or any portion of the common areas as is deemed necessary by Landlord in order to effect necessary repairs, maintenance, or construction, or to maintain the safety of tenants or the general public, provided that Landlord shall have provided reasonable alternative access to the Premises and uses commercially reasonable efforts to avoid undue interference with Tenant's use. Landlord will maintain the common areas in a clean, orderly and sanitary manner. Landlord is responsible for all repairs of the common areas, except those required by the negligence of Tenant.

           (d) Rules and Regulations. Landlord and Landlord's nominees and
               ---------------------
assignees shall have the right to establish, modify, amend and enforce reasonable rules and regulations with respect to the common areas and the Building. Tenant shall fully and faithfully comply with and observe the rules and regulations for the common areas and the Building (the "Building Rules and Regulations"), including any reasonable additions or amendments to the Building Rules and Regulations that may be hereafter enacted by Landlord in Landlord's sole discretion. Tenant acknowledges receipt of a copy of the Building Rules and Regulations, which are attached to and made a part of this Lease as Exhibit D. Landlord shall not be liable in any way for failure of any other occupant of the Building to comply with and observe these rules and regulations.

                                ARTICLE 4. TAXES

          Section 4.01. Personal Property Taxes. Tenant shall pay before they
                        -----------------------
become delinquent all taxes, assessments, and other charges levied or imposed by any governmental entity on the furniture, trade fixtures, appliances, and other personal property placed by Tenant in, on, or about the Premises including, without limiting the generality of the other terms used in this section, any shelves, counters, vaults, vault doors, wall safes, partitions, fixtures, machinery, plant equipment, office equipment, television or radio antennas, and communication equipment brought on the Premises by Tenant.

          Section 4.02. Real Property Taxes. All real property taxes and
                        -------------------
assessments levied or assessed against the Premises by any governmental entity, including any special assessments imposed on or against the Premises for the construction or improvement of public works in, on, or about the Premises, shall be paid, before they become delinquent, by Landlord.

                  ARTICLE 5. SERVICES, ALTERATIONS AND REPAIRS

          Section 5.01. Services and Maintenance by Landlord.
                        ------------------------------------

           (a) Landlord's Maintenance Obligations. Landlord shall maintain the
               ----------------------------------
public and common areas of the Building, including lobbies, stairs, elevators; corridors, restrooms, all exterior landscaping, windows, the mechanical, plumbing, and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition so as to meet the reasonable needs of Tenant, except for damage, excluding normal wear and tear, caused by the Tenant. Damage by Tenant shall be repaired by Landlord at Tenant's expense. The standard of maintenance shall be equal to that of other office buildings of a similar class in the Palo Alto, Mountain View and Sunnyvale area. Notwithstanding anything to the contrary in this Section 5.01, Tenant shall have the right to make any repairs to the Premises which Landlord is required to undertake under this Lease at Landlord's expense if Landlord shall not have instituted such repairs within thirty (30) calendar days following notice from Tenant of Tenant's intention to make such repairs and thereafter with reasonable dispatch complete such repairs. Landlord shall, at its sole cost and expense, comply with all laws, statutes, ordinances and governmental rules or regulations now in force or which may hereafter be in force, insofar as any thereof relate to Landlord's ownership and operation of the Building other than the Premises (except as herein provided), except that the cost of complying with any of the foregoing which results from or is occasioned by any of Tenant's acts or improvements made in or about the Premises by or for Tenant.

           (b) Landlord's Services Obligations. Landlord shall furnish (i)
               -------------------------------
electricity for lighting and the operation of office machines, (ii) heat and air conditioning, to the extent reasonably required for the comfortable occupancy by Tenant in Tenant's use of the Premises during the period from 5:00 a.m. to 10:00 p.m. seven (7) days a week or a shorter period as may be prescribed by applicable policies or regulations adopted by any utility or governmental agency, (iii) elevator service, (iv) lighting replacement, for building standard lights, (v) restroom supplies, (vi) window washing with reasonable frequency, (vii) water for the restrooms and kitchen areas, and (viii) security guard services and daily janitor services during the times and in the manner that these services are customarily furnished in comparable office buildings in the area. Landlord may establish reasonable measures to conserve energy and water, including but not limited to, automatic light shut off after hours and efficient lighting forms, so long as these measures do not unreasonably interfere with Tenant's use of the Premises.

          Provided Tenant's use of the premises and services furnished identified hereunder in this paragraph 5(b) does not interfere with Landlord's reasonable efforts to conserve energy/water, etc., as may be mandated by applicable policies or regulations adopted by any utility or governmental agency, if any, then Tenant may utilize the Premises after the hours identified above, 24 hours per day, and have access to all such services incident to its use of the Premises after hours, 24 hours per day, provided that Tenant shall pay for all such services utilized by Tenant after hours.

           (c) Landlord's Default. Landlord shall not be in default under this
               ------------------
Lease, nor be liable for any damages resulting from, nor shall the required rental be abated because of (i) the installation, use, or interruption of use of any equipment in connection with furnishing the previously listed services, (ii) failure to furnish or delay in furnishing these services, when failure or delay is caused by accident or conditions beyond the reasonable control of Landlord or by necessary repairs or improvements to the Premises or to the Building, or
(iii) the limitation, curtailment, rationing, or restrictions on use of water, electricity, gas, or any other form of energy serving the Premises or the Building. Landlord shall use reasonable efforts to diligently remedy interruptions in the furnishing of these services unless Tenant's use or occupancy of the Premises is substantially impaired thereby for a period of more than 3 consecutive days, in which event the Base Rent payable by Tenant shall abate until such substantial impairment ceases.

           (d) Supplementary HVAC. If heat-generating equipment or lighting,
               ------------------
other than building standard lights, are installed or used in the Premises, and this equipment or lighting affects the temperature otherwise maintained by the air conditioning system, or if equipment is installed in the Premises that requires a separate temperature controlled room, on Tenant's request or at Landlord's election after notice to Tenant, Landlord shall install supplementary air conditioning facilities in the Premises or shall modify the ventilating and air conditioning system serving the Premises. The capital and maintenance costs of these facilities and modifications shall be borne by Tenant, except to the extent this provisions conflicts with Section 1.07(d) and/or Section 2.04(b). However, if Tenant objects to the proposed installation of supplementary air conditioning facilities or the modification of the ventilating and air conditioning system, Landlord shall not make the installation or modification, but Landlord shall be relieved of obligations under subsection (b) (ii) above to the extent that comfortable occupancy of the Premises cannot be provided without the installation or modification.

           (e) Payment of Costs. On receipt of a bill, Tenant shall reimburse
               ----------------
Landlord for the actual cost of (i) all heat or air conditioning provided to the Premises during hours requested by Tenant when those services are not otherwise furnished by Landlord, and (ii) all power and cooling energy provided for supplementary air conditioning facilities in the Premises. Tenant shall also pay the cost of any transformers, additional risers, panel boards, and other facilities, if reasonably required to furnish power for supplementary air conditioning facilities in the Premises. The cost of item (i) shall be a per hour charge reflecting the actual electrical energy, labor, and fixed plant costs (excluding depreciation) of running the heating and air conditioning system.

           (f) Payment for Additional Services. In the event that Landlord, at
               -------------------------------
Tenant's request provides services to Tenant that are not otherwise provided for in this Lease, Tenant shall pay Landlord's reasonable charges for these services within 30 days of billing of Landlord.

          Section 5.02. Maintenance By Tenant. Tenant shall during the term of
                        ---------------------
this Lease maintain the Premises in a good, clean, and safe condition. Tenant, at Tenant's own expense, shall repair all deteriorations or damages to the Premises or to the Building occasioned by Tenant's lack of ordinary care.

          Section 5.03. Alterations and Liens. Tenant shall not make or permit
                        ---------------------
any other person to make any alterations to the Premises or to any Improvements on the Premises which cost more than $2,500.00, without the prior written consent of Landlord. Landlord shall not unreasonably withhold this consent. Tenant shall keep the premises free and clear from any and all liens, claims, and demands for work performed, materials furnished, or operations conducted on the Premises at the instance or request of Tenant. Furthermore, any and all alterations, additions, improvements, and fixtures, except furniture and trade fixtures, made or placed in or on the Premises by Tenant or any other person shall on expiration or earlier termination of this Lease, become the property of Landlord and remain on the Premises. Landlord shall have the option, however, on expiration or termination of this Lease, of requiring Tenant, at Tenant's sole cost and expense, to remove any or all such alterations, additions, improvements, or fixtures from the Premises, but only if Landlord informs Tenant in writing, at the time Landlord grants its consent to their installation, that removal will be required.

          Section 5.04. Inspection by Landlord. Following reasonable advance
                        ----------------------
notice (except in the event of an emergency) Tenant shall permit Landlord or Landlord's agents, representatives, or employees to enter the Premises at all reasonable times for the purpose of inspecting the Premises to determine whether Tenant is complying with the terms of this Lease, for the purpose of doing other lawful acts that may be necessary to protect Landlord's interest in the Premises, or for the purpose of performing Landlord's duties under this Lease.

          Section 5.05. Surrender of Premises. On expiration or earlier
                        ---------------------
termination of this Lease, Tenant shall promptly surrender and deliver the Premises to Landlord in as good condition as on the Commencement Date, excluding reasonable wear and tear and repairs required to be made by Landlord under this Lease.

                        ARTICLE 6. INDEMNITY AND INSURANCE

          Section 6.01. Hold Harmless Clause. Tenant agrees to protect,
                        --------------------
indemnify, and save Landlord harmless from and against any all liability to third parties resulting from Tenant's occupation and use of the Premises, specifically including, without limitation, any claim, liability, loss, or damage, arising by reason of:

          (a) The death or injury of any person or persons, including Tenant or any person who is an employee or agent of Tenant, or by reason of the damage to or destruction of any property, including property owned by Tenant or any person who is an employee or agent of Tenant, and caused or allegedly caused by either the condition of the Premises, or some act or omission of Tenant or of some agent, contractor, employee, servant, subtenant, or concessionaire of Tenant on the Premises;

          (b) Any work performed on the Premises or materials furnished to the Premises at the instance or request of Tenant or any agent or employee of Tenant; and

          (c) Tenant's failure to perform any provision of this Lease or to comply with any requirement of law or any requirement imposed on Landlord or the Premises by any duly authorized governmental agency or political subdivision.

          Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any injury or damage to any person or property in or about the Premises or any part of the Premises by or from any cause whatsoever, except injury or, damage to Tenant resulting from the acts or omissions of Landlord or Landlord's authorized agents, claims arising from any breach or default on the part of Landlord in the performance of any covenant contained in this Lease, and any loss or damage to property or injury to person occurring in the public entrances, stairways, corridors, elevators, elevator lobbies, and other public areas in the Building.

          Section 6.02. Public Liability Insurance. For the mutual benefit of
                        --------------------------
Landlord and Tenant, Tenant shall during the term of this lease cause to be issued and maintained public liability insurance in the sum of at least two million dollars ($2,000,000) for injury to or death of one person, and five million dollars ($5,000,000) for injury to or death of more than one person in any one accident, and five hundred thousand dollars ($500,000) for damage to or destruction of any property of others, insuring the Tenant against liability for injury, death and/or property damage occurring in or on the Premises or the common areas. Landlord shall be named as an additional insured and the policy shall contain cross-liability endorsements. The Tenant shall maintain all such insurance in full force and effect during the entire term of this Lease and shall pay all premiums for the insurance.

     The insurance required under this section shall be issued by a responsible insurance company or companies authorized to do business in California and shall be in a form reasonably satisfactory to Landlord.

     Tenant shall within ten (10) days of the date of this Lease, deposit with Landlord a certificate showing that insurance to be in full force and effect.

     Section 6.03. Tenant's Personal Property. Tenant agrees at all times during
                   --------------------------
the term of this Lease to keep, at Tenant's sole expense, all of Tenant's personal property, including trade fixtures and equipment of Tenant that may be on or in the Premises from time to time, insured against loss or damage by fire and by any peril included within fire and extended coverage insurance for an amount that will insure the ability of Tenant to fully replace the personal property, trade fixtures and equipment.

     Section 6.04. Fire and Extended Coveraqe Insurance. Landlord shall, during
                   ------------------------------------
the term of this Lease, procure, carry, and pay for fire and extended coverage insurance, insuring the Building and other Improvements on the Premises for at least one hundred percent (100%) of their full replacement value. The policy shall name Tenant as an additional insured and shall be issued by a responsible insurance company authorized to do business in California. Landlord hereby waives any and all right of recovery against Tenant for any loss occurring to the Premises, and the insurance policy required by this section shall contain an endorsement recognizing this lease by Landlord and waiving all rights of subrogation by the insurer. The term "extended coverage" as used herein shall mean any casualties that are commonly included under the term "extended coverage" as that term is known and used in the casualty insurance business.

     Section 6.05. Cancellation Requirements. Each of the insurance policies
                   -------------------------
shall be in a form reasonably satisfactory to Landlord and shall carry an endorsement that, before changing or canceling any policy, the issuing insurance company shall give Landlord at least thirty (30) days prior written notice. Duplicate originals or certificates of all such insurance policies shall be delivered to Landlord.

                            ARTICLE 7. TRADE FIXTURES

     Section 7.01. Installation and Removal of Trade Fixtures. Tenant shall have
                   ------------------------------------------
the right at any time and from time to time during the term of this Lease, at Tenant's sole cost and expense, to install and affix in, to, or on the Premises any items; herein called "trade fixtures," for use in Tenant's trade or business that Tenant may, in Tenant's sole discretion, deem advisable. Any and all trade fixtures that can be removed without structural damage to the Premises or any building or improvements on the Premises shall, subject to Section 7.02 of this Lease; remain the property of the

Tenant and may be removed by Tenant at any time before the expiration or earlier termination of this Lease, provided Tenant repairs any damage caused by the removal.

     Section 7.02. Unremoved Trade Fixtures. Any trade fixtures described in
                   ------------------------
this Article that are not removed from the Premises by Tenant within thirty (30) days after the expiration or earlier termination regardless of cause, of this Lease shall be deemed abandoned by Tenant and shall automatically become the property of Landlord as owner of the real property to which they are affixed.

                       ARTICLE 8. DESTRUCTION OF PREMISES

     Section 8.01. Landlord's Obligation to Repair. Except as otherwise provided
                   -------------------------------
in Section 8.02 below, if at any time during the Original Term of this Lease or the Extended Term, the Premises are damaged or destroyed by any cause, Landlord shall promptly repair, rebuild, or restore the Premises to substantially the same condition as when delivered to Tenant at the commencement of this Lease (i.e., exclusive of tenant fixtures and equipment) and shall be entitled for that purpose to any and all insurance proceeds (but not including insurance proceeds paid for Tenant's personal property, trade fixtures and equipment). Landlord shall have the obligation to repair, rebuild, or restore described in this section whether or not the insurance proceeds paid to Landlord are sufficient to cover the total cost of repair, restoration, or rebuilding.

     Section 8.02. Landlord's Rights to Terminate Lease. Notwithstanding Section
                   ------------------------------------
8.01, Landlord shall have the right to terminate this Lease and shall have no obligation to repair, restore, or rebuild the Premises or the Building under any of the following circumstances:

     (a) Damage or destruction from an insured casualty when the damage or destruction cannot reasonably be repaired, restored, or rebuilt within a period of one hundred eighty (180) days;

     (b) Damage or destruction when the cost of repair, restoration, or rebuilding exceeds insurance proceeds available as a result of such damage or destruction by more than one million dollars ($1,000,000);

     (c) Material damage or destruction from an insured or uninsured casualty occurring during the last one year of the Original Term of this Lease, if Tenant has not before occurrence of the casualty elected to extend the Original Term of the Lease or then elects to extend the Original Term of the Lease or occurring at any time during the Extended Term, if any, of this Lease.

     If Landlord elects to terminate this Lease under any of the above circumstances, Landlord shall give written notice to Tenant not later than thirty (30) days after occurrence of the casualty.

     Section 8.03. Notices to Tenant of Landlord
                   -----------------------------

     Notwithstanding anything to the contrary contained in this Lease:

     Landlord shall give notice to Tenant of its election to rebuild or not to rebuild the Premises within thirty (30) days of casualty to the Premises and such notice shall specify Landlord's architect's or engineer's reasonable estimate as to the time required to rebuild or restore the Premises;

     If, in the reasonable opinion of Landlord's architect or engineer, the Premises will take longer than one hundred and eighty (180) days to rebuild or restore and Landlord has elected to perform such rebuilding or restoration, Tenant may, notwithstanding Landlord's election, terminate this Lease by written notice to Landlord of such termination within five (5) days after its receipt of Landlord's notice. Such termination shall be effective thirty (30) days after the giving of Tenant's notice.

     If Landlord fails to restore the Premises (including reasonable means of access thereto) within a period which is sixty days longer than the period stated in Landlord's notice to Tenant as the estimated rebuilding period, Tenant, at any time thereafter until such rebuilding is completed, may terminate this Lease by delivering written notice to Landlord of such termination, in which even this Lease shall terminate as of the date of the giving of such notice.

     Section 8.04. Abatement of Rent. If damage or destruction to the Premises
                   -----------------
renders the operation of Tenant's business impractical and Tenant in fact ceases to operate its business, the rent required under this Lease shall abate in the proportion that the area of Premises not occupied by Tenant bears to the total area of the Premises during the period in which Landlord is required to perform repairs or restoration, or to rebuild.

                             ARTICLE 9. CONDEMNATION

     Section 9.01. Total Condemnation. If at any time during the term of this
                   ------------------
Lease, title and possession of all of the Premises is taken under the power of eminent domain by any public or quasi-public agency or entity, this Lease shall terminate as of 12:0l A.M. of the date actual physical possession of the Premises is taken by the agency or entity exercising the power of eminent domain, and both Landlord and Tenant shall thereafter be released from all obligations under this Lease, except those described in Section 9.04.

     Section 9.02. Termination Option for Partial Condemnation. If at any time
                   -------------------------------------------
during the term of this Lease, title and possession of only a portion of the Premises is taken under the power of eminent domain by any public or quasi-public agency or entity, Tenant may, at Tenant's option, terminate this Lease if more than twenty percent (20%) of the floor space of the Premises or more than ten percent 10% of the land area of the Property is taken under the power of eminent domain. If Tenant elects to exercise the option granted under this section, Tenant shall give Landlord at least thirty (30) days prior written notice within ten (10) days after Tenant receives notice of the taking that designates the precise area of the Premises to be taken. This Lease shall terminate as of the date specified for termination in Tenant's notice, or on the date actual physical possession of the Premises is taken by the public or quasi-public agency or entity, whichever date is earlier.

     Section 9.03. Partial Condemnation Without Termination. If Tenant fails to
                   ----------------------------------------
exercise the option described in Section 9.02 of this Lease or if the portion of the Premises taken under the power of eminent domain is insufficient to give rise to the option described in Section 9.02 of this Lease:

     (a) This Lease shall terminate as to the portion of the Premises taken by eminent domain as of 12:Ol A.M. of the day actual physical possession of that portion of the Premises is taken by the agency or entity exercising the power of eminent domain (the "date of taking"); and

     (b) The Base Rent shall, after the date of taking, be reduced by an amount that bears the same ratio to the Base Rent specified in Section 2.01 of this Lease as the square footage ground area of the portion of the Premises taken under the power of eminent domain bears to the total square footage ground area of the Premises as of the date of this Lease.

     SECTION 9.04. Condemnation Award. If at any time during the term of this
                   ------------------
Lease, title and possession of all or any portion of the Premises is taken under the power of eminent domain by any public or quasi-public agency or entity, the compensation or damages for the taking shall be awarded to and be the sole property of Landlord. Tenant hereby waives any and all rights to share in any damages or award, except with respect to any portion awarded to Tenant for its relocation costs. Notwithstanding the foregoing, Tenant shall have the right to institute and pursue an independent action for compensation against any condemning authority.

                         ARTICLE 10. DEFAULT, ASSIGNMENT
                                AND TERMINATION

     Section 10.01. Restriction Against Subletting or Assignment. Except in
                    --------------------------------------------
connection with a permitted transfer, Tenant shall not encumber, assign, or otherwise transfer this Lease, any right or interest in this Lease, or any right or interest in the Premises or any of the improvements that may now or hereafter be constructed or installed on the Premises without first obtaining the express written consent of Landlord except in connection with a permitted transfer. Tenant shall not sublet the Premises or any part of the Premises or allow any other person, other than Tenant's agents, servants, and employees, to occupy the Premises or any part of the Premises without the prior written consent of Landlord. A consent by Landlord to one assignment, one subletting, or one occupation of the Premises by another person shall not be deemed to be a consent to any subsequent assignment, subletting, or occupation of the Premises by another person. Any encumbrance, assignment, transfer, or subletting without the prior written consent of Landlord, whether voluntary or involuntary, by operation of law or otherwise, is void and shall, at the option of Landlord, terminate this Lease except in connection with a permitted transfer. The consent of Landlord to any assignment of Tenants interest in this Lease or the subletting by Tenant of the Premises or parts of the Premises shall not be unreasonably withheld, conditioned or delayed. If Landlord should fail to notify Tenant in writing of its decision within 15 days, Landlord shall be deemed to have consented to the proposed assignment or subletting.

     Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant agree as follows:

     (a) Tenant may assign this Lease or sublet the Premises, all or any portion thereof, without Landlord's consent, to any entity which controls, is controlled by, or is under common control with Tenant; to any entity which results from a merger of, reorganization of, or consolidation with Tenant; or to any entity which acquires substantially all of the stock, interests or assets of Tenant, as a going concern, with respect to the business that is being conducted in the Premises (hereinafter each a "Permitted Transfer"). In addition, any sale or transfer of the capital stock of Tenant shall be deemed a Permitted Transfer if
(1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant, (2) Tenant is or becomes (in connection with such transfer) a publicly traded corporation or (3) such sale or transfer does not exceed, in the aggregate, (other than pursuant to a merger, reorganization, consolidation or sale described above) more than 50% of the capital stock of Tenant.

     (b) In the case of any sublease consented to or permitted hereunder as set forth above, Tenant shall not be released from its obligations under the Lease by reason of such sublease. In the case of any assignment consented to or permitted hereunder, Tenant shall be released from its obligations under the Lease if Tenant requests such a Release, the Assignee agrees in writing to assume all of Tenant's obligations under the Lease, the Assignee meets the financial criteria Landlord uses to select Tenants for comparable properties, and the Assignees proposed use of the Premises is permitted by applicable zoning rules and is consistent with the uses of other Tenants in the Park.

     Section 10.02. Default Defined. The occurrence of any of the following
                    ---------------
shall constitute a material default and breach of this Lease by Tenant:

     (a) Any failure by Tenant to pay the rent or to make any other payment required to be made by Tenant under this Lease (when that failure continues for five (5) days after written notice of the failure is given by Landlord to Tenant).

     (b) The abandonment of the Premises by Tenant.

     (c) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, when that failure continues for thirty (30) days after written notice of Tenant's failure is given by Landlord to Tenant; provided, however, that if the nature of that default is such that it cannot reasonably be cured within such 30-day period, Tenant shall not be deemed to be in default if Tenant commences that cure within the 30-day period and thereafter diligently prosecutes it to completion.

     (d) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, it is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, when possession is not restored to Tenant within thirty (30) days; or the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, when that seizure is not discharged within thirty (30) days.

     Section 10.03. Termination of Lease and Recovery of Damages. In the event
                    --------------------------------------------
of any default beyond any applicable cure period by Tenant under this Lease, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the right to terminate this Lease and all rights of Tenant hereunder by giving written notice of the termination. No act of Landlord shall be construed as terminating this Lease except written notice given by Landlord to Tenant advising Tenant that Landlord elects to terminate the Lease. In the event Landlord elects to terminate this Lease, Landlord may recover from Tenant:

     (a) The worth at the time of award of any unpaid rent that had been earned at the time of termination of the Lease;

     (b) The worth at the time of award of the amount by which the unpaid rent that would have been earned after termination of the Lease until the time of award exceeds the amount of rental loss that Tenant proves could have been reasonably avoided;

     (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; and

     (d) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenants failure to perform its obligations under this Lease.

     The term "rent" as used in this section shall mean the Base Rent, and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

     As used in subsections (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per year. As used in subsection (c), the "worth at the time of award" is computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     Section 10.04. Landlord's Right to Continue Lease In Effect.
                    --------------------------------------------

     (a) Continuation of Lease. If Tenant breaches this Lease or abandons the
         ---------------------
Premises before the natural expiration of the term of this Lease, Landlord may continue this Lease in effect by not terminating Tenant's right to possession of the Premises, in which event Landlord shall be entitled to enforce all its rights and remedies under this Lease, including the right to recover the rent specified in this Lease as it becomes due under this Lease. For as long as Landlord does not terminate this Lease, Tenant shall have the right to assign or sublease the Premises with the Landlord's prior written consent. Landlord shall not unreasonably withhold consent.

     (b) No Election to Terminate Without Written Notice. No act of Landlord,
         -----------------------------------------------
including but not limited to Landlord's entry on the Premises, efforts to relet the Premises, or maintenance of the Premises, shall be construed as an election to terminate this Lease unless a written notice of that intention is given to Tenant or unless the termination of this Lease is decreed by a court of competent jurisdiction.

     Section 10.05. Landlord's Right to Relet. In the event Tenant is in breach
                    -------------------------
of this Lease beyond any applicable cure period, Landlord may enter on and relet the Premises or any part of the Premises to a third party or third parties for any term, at any rental, and on any other terms and conditions that Landlord in its sole discretion may deem advisable, and shall have the right to make alterations and repairs to the Premises. Tenant shall be liable for all of Landlord's costs in reletting, including but not limited to reasonable remodeling costs required for the reletting. In the event Landlord relets the premises, Tenant shall pay all rent due under and at the times specified in this Lease, less any amount or amounts actually received by Landlord from the reletting.

     Section 10.06. Landlord's Right to Cure Tenant Defaults. If Tenant breaches
                    ----------------------------------------
or fails to perform any of the covenants or provisions of this Lease beyond any applicable cure period, Landlord may, but shall not be required to, cure Tenant's breach. Any sum expended by Landlord, with the then maximum legal rate of interest, shall be reimbursed by Tenant to Landlord with the next due rent payment under this Lease.

     Section 10.07. Default by Landlord. Unless a shorter period of time is
                    -------------------
specified by which Landlord is required to perform its obligation, Landlord shall not be in default unless Landlord fails to perform its obligations under this Lease within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligations; provided, however, that in the event that any such cure cannot reasonably be completed with such thirty (30) day period and provided further that Landlord has commenced and is diligently pursuing such cure, Landlord shall have an additional period of thirty (30) days to complete such cure. Tenant's obligation to provide written notice to Landlord of a default by Landlord is limited to those instances where knowledge of Landlord's default is, within the actual knowledge of Tenant. If Landlord fails to cure a default within the time period described in this
Section 10.07, and if such default renders all or any part of the Premises untenantable or unusable for Tenant's ordinary business, Tenant shall have the option to cure the default, in addition to any other remedies permitted by law. Should Tenant elect to cure the default itself, all reasonable costs associated with such cure, including reasonable attorneys' fees (if any), shall be reimbursed. by Landlord to Tenant within ten (10) days of receipt of Tenant's invoice for said costs. However, upon Landlord's failure to so reimburse or, at Tenants option, said costs shall be held from rent due hereunder. If Landlord's default hereunder prevents Tenant's use of the Premises, there shall be an abatement of rental payments for the period of such non-use.

     Section 10.08. Cumulative Remedies. The remedies granted to the parties in
                    -------------------
this Article shall not be exclusive but shall be cumulative and in addition to all remedies now or hereafter allowed by law or provided in this Lease.

     Section 10.09. Waiver of Breach. The waiver by any party of any breach by
                    ----------------
the other party of any of the provisions of this Lease shall not constitute a continuing waiver or a waiver of any subsequent breach by such party either of the same or another provision of this Lease.

                           ARTICLE 11. MISCELLANEOUS

     Section 11.01. Force Majeure-Unavoidable Delays. If the performance of
                    --------------------------------
any act required by this Lease to be performed by either Landlord or Tenant is prevented or delayed by reason of an act of God, strike, lockout, labor troubles, inability to secure materials, restrictive governmental laws or regulations, or any other cause except financial inability that is not the fault of the party required to perform the act, the time for performance of the act will be extended for a period equivalent to the period of delay, and performance of the act during the period of delay will be excused. However, nothing contained in this section shall excuse the prompt payment of rent or additional rent by Tenant as required by this Lease or the performance of any act rendered difficult solely because of the financial condition of the party required to perform the act and nothing in this Section shall modify the operation of
Section 1.05, above.

     Section 11.02. Attorneys' Fees. If any litigation is commenced between the
                    ---------------
parties to this Lease concerning the Premises, this Lease, or the rights and duties of either in relation to the Premises or to this Lease, the party prevailing in that litigation shall be entitled to, in addition to any other relief that may be granted in the litigation, a reasonable sum as and for its attorneys' fees in that litigation that are determined by the court in that litigation or in a separate action brought for that purpose.

     Section 11.03. Notices. Except as otherwise expressly provided by law, any
                    -------
and all notices or other communications required or permitted by this Lease or by law to be served on or given to either party to this Lease by the other party to this Lease shall be in writing and shall be deemed duly given when personally delivered to the party to whom they are directed, or in lieu of personal service, when deposited in the United States mail, first-class postage prepaid or overnight courier, addressed to Tenant at 100 Evelyn Avenue, Mountain, California or to Landlord at 200 Evelyn Avenue, Mountain View, California. Either party, Tenant or Landlord, may change its address for the purpose of this section by giving written notice of that change to the other party in the manner provided in this section.

     Section 11.04. Binding on Heirs and Successors. This Lease shall be binding
                    -------------------------------
on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of Landlord and Tenant, but nothing in this section shall be construed as a consent by Landlord to any assignment of this Lease or any interest therein by Tenant except as provided in Section 10.01 of this Lease.

     Section 11.05. Partial Invalidity. If any provision of this Lease is held
                    ------------------
by a court of competent jurisdiction to be either invalid, void, or unenforceable, the remaining provisions of this Lease shall remain in full force and effect unimpaired by the holding.

     Section 11.06. Sole and Only Agreement. This instrument constitutes the
                    -----------------------
sole and only agreement between Landlord and Tenant respecting the Premises, the leasing of the Premises to Tenant, or the Lease term created under this Lease, and correctly sets forth the obligations of Landlord and Tenant to each other as of its date. Any agreements or representations respecting the Premises or their leasing by Landlord to Tenant not expressly set forth in this instrument are null and void.

     Section 11.07. Time of Essence. Time is expressly declared to be of the
                    ---------------
essence in this Lease.

     Section 11.08. Late Charges. Tenant hereby acknowledges that the late
                    ------------
payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed upon Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by

Landlord shall in no event constitute a waiver of Tenant's default or breach with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

     Section 11.09. Subordination. Etc.
                    ------------------

     (a) Subordination to Security Devices. This Lease shall be subject and
         ---------------------------------
subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that the lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord's default with respect to any such obligation, Tenant will give any lender whose name and address have been furnished Tenant in writing for such purpose notice of Landlord's default and allow such lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Tenant may have by reason thereof. If any lender shall elect to have this Lease superior to the lien of its Security Device and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

     (b) Attornment. Subject to the non-disturbance provisions of subsection (c)
         ----------
below, Tenant agrees to attorn to a lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior Landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be bound by prepayment of more than one (1) month's rent.

     (c) Nondisturbance. With respect to Security Devices now or hereafter
         --------------
encumbering the Property, Tenant's subordination of this Lease shall be subject to and conditioned upon receiving assurance (a "non-disturbance agreement") from the lender that Tenant's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in breach hereof and attorns to the record owner of the Premises.

     (d) Assurances. The agreements contained in this Section 11.09 shall be
         ----------
effective without the execution of any further documents; provided, however, that, upon written request from Landlord or a lender in connection with a sale, financing or refinancing of the Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

     Section 11.10. Sale of Premises; Liability of Landlord. In the event of any
                    ---------------------------------------
sale or other transfer of the Premises by Landlord, Landlord shall thereupon be entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale. The purchaser at such sale or any subsequent sale of the Premises, or transferee of the Premises, as the case may be, shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease, and Tenant shall attorn to such purchaser or transferee of the Premises.

     Section 11.11. Real Estate Commissions. The parties acknowledge that CRESA
                    -----------------------
Partners is the real estate broker of record who represents the Tenant in this Lease transaction. Said real estate broker shall be paid a full real estate commission by Landlord and Landlord agrees that he shall execute a written commission agreement with said broker to memorialize this obligation.

     The parties, and Tenant specifically, hereby acknowledge that said real estate broker has not made any independent investigation of the property which is the subject of this Lease or made any determinations with respect to the facility and environmental conditions of the property including without limitation the existence of any underground tanks, pumps, piping, toxic or hazardous substance on the property. Likewise, no investigation has been made by said broker to insure compliance with the "American With Disabilities Act" ("ADA"). This act may require a variety of changes to a facility, including potential removal of barriers to access by disabled persons and provisions of auxiliary aids and services for hearing, vision or speech impaired persons. Said real estate broker urges all parties to obtain independent legal and technical advice with respect to the physical and environmental condition and ADA compliance of the property. The parties agree that they will rely solely on their own investigations and/or that a licensed professional specializing in these areas, and not the real estate broker, shall be responsible for same. Said real estate broker does not represent and warrant the accuracy and completeness of all documents and information ("reports") reviewed or received by any of the parties in connection with this transaction, including reports, structural, geological, and engineering studies, and plans and specifications.

     IN WITNESS WHEREOF, the parties have executed this Lease on the date first written above.

TENANT:                                 IMPAC MEDICAL SYSTEMS AND
                                        SUBSIDIARY, a California
                                        Corporation

                                        By  /s/ Joseph K. Jachinowski
                                          -----------------------------------
                                            PRESIDENT

LANDLORDS:                              HILLVIEW MANAGEMENT, INC.,
                                        A California Corporation


                                        By  /s/ George P. Eshoo
                                          -----------------------------------
                                          George P. Eshoo,
                                          Its: President


                                        GORDON A. CAMPBELL AND MARIA
                                        LIGETI, TRUSTEES OF THE
                                        REVOKABLE LIVING TRUST DATED
                                        MARCH 23, 1987


                                        By  /s/ George A. Campbell
                                          -----------------------------------
                                          George A. Campbell, Trustee


                                        By  /s/ Maria Ligeti
                                          -----------------------------------
                                          Maria Ligeti, Trustee

                                    ADDENDUM

         The Lease made and entered into on September 1, 1999, by and between GORDON A. CAMPBELL and MARIA LIGETI, TRUSTEES OF THE REVOCABLE LIVING TRUST DATED MARCH 23, 1987; HILLVIEW MANAGEMENT, INC.; and IMPAC MEDICAL SYSTEMS AND SUBSIDIARY, a California Corporation, is hereby Amended as follows:

Section 1.07, subsection (d) is amended to add a new third paragraph as follows:

         In addition to the Tenant Improvement Allowance of Seven Hundred Fifty Four Thousand Seven Hundred Dollars and Eighty Four Cents ($754,700.84), Tenant agrees to pay an additional amount of Four Hundred Seventy Nine Thousand Nine Hundred Sixty Two Dollars and Ninety Eight Cents ($479,962.98) plus any additional IMPAC approved change orders not included on the attached Exhibit 1 - Project Cost and Reconciliation dated 2/17/00 of which Two Hundred Sixteen Thousand Six Hundred Sixty Six Dollars ($216,666.00) has been paid. The remainder of Two Hundred Sixty Three Thousand Two Hundred Ninety Six Dollars and Ninety Eight Cents ($263,296.98) is to be paid as follows:

         (1) One Hundred Twenty Nine Thousand Nine Hundred Fifty Five Dollars and Five Cents ($129,955.05) upon execution of this Addendum.
         (2) One Hundred Thirty Three Thousand Three Hundred Forty One Dollars and Ninety Three Cents ($133,341.93) upon Substantial Completion.

Section 1.07, subsection (f) is amended as follows:

         The Premises shall be deemed completed and ready for occupancy by Tenant ("Substantial Completion") or "Substantially Complete" as the context requires when the Tenant Improvements set forth in attached Exhibit 1 - Project Cost and Reconciliation dated 2/17/00 are complete in accordance with attached
Exhibit 2 - Project Schedules dated 2/24/00 and a final Certificate of Occupancy for the Building has been issued by the City of Mountain View, California, and Landlord has given Tenant written notice of the issuance of such a certificate.

Add the following additional terms:

         Attached to this Addendum are Exhibit 1 - Project Cost and Reconciliation dated 2/17/00 and Exhibit 2 - Project Schedules dated 2/24/00.

         The parties agree that there is a dispute concerning responsibility for payment of the Disputed Contractor Cost set forth in Exhibit 1 - Project Cost and Reconciliation dated 2/17/00. The parties further agree that this Addendum does not resolve the issue of responsibility for payment of the Disputed Contractor Cost.

TENANT:                             IMPAC MEDICAL SYSTEMS AND SUBSIDIARY
                                    A California Corporation

                                    By /s/ Joseph K. Jachinowski
                                       -----------------------------------------
                                       Joseph K. Jachinowski, President and CEO


LANDLORDS:                          GORDON A. CAMPBELL AND MARIA LIGETI,
                                    TRUSTEES OF THE REVOCABLE LIVING TRUST DATED
                                    MARCH 23, 1987

                                    By /s/ Maria Ligeti
                                       -----------------------------------------
                                        Maria Ligeti, Trustee


                                    HILLVIEW MANAGEMENT, INC.
                                    A California Corporation

                                    By /s/ George P. Eshoo
                                       -----------------------------------------
                                        George P. Eshoo
                                        Its: President

This Addendum is dated as of February 23, 2000